EXHIBIT 10.2

Employment Agreement, between Ideal Restaurant Group, Inc. (the "Company") and Rudolph Southwell, Jr. (the "Employee")

1. For good consideration, the Company employs the Employee on the following terms and conditions.

2. Term of Employment. Subject to the provisions for termination set forth below this agreement will begin on January 1st, 2012, unless sooner terminated, and shall remain in effect for a period of 5 years.

3. Salary. The Company shall pay Employee a salary of $150,000.00 per year, for the services of the Employee, payable at regular payroll periods. In addition, Employee shall receive a performance bonus not to exceed $20,000.00 for each restaurant that is successfully opened. The performance bonus shall be earned and payable upon the latter of the first day of business operations by that restaurant, or the full payment of the consulting fee associated with the construction and startup of that restaurant. The salary and bonus shall be paid in an amount not to exceed the Company’s monthly net-profit, which shall be defined as gross sales less all expenses, whether paid or accrued. Any amounts not paid as a result of insufficient monthly net-profit will not accrue and will not be payable in the future.

4. Duties and Position. The Company hires the Employee in the capacity of President and CEO. The Employee's duties may be reasonably modified at the Company's discretion from time to time.

6. Confidentiality of Proprietary Information. Employee agrees, during or after the term of this employment, not to reveal confidential information, or trade secrets to any person, firm, corporation, or entity. Should Employee reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed. The right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee.

7. Reimbursement of Expenses. The Employee may incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy.

8. Vacation. The Employee shall be entitled to a yearly vacation of 3 weeks at full pay.

9. Disability. In the event that the Employee cannot perform the duties because of illness or incapacity for a period of more than 4 weeks, the compensation otherwise due during said illness or incapacity will be reduced by fifty (50.0)  percent. The Employee's full compensation will be reinstated upon return to work. However, if the Employee is absent from work for any reason for a continuous period of over 6 months, the Company may terminate the Employee's employment, and the Company's obligations under this agreement will cease on that date.

10. Termination of Agreement. With or without cause, the Company may terminate this agreement at any time upon 30 days' written notice to the Employee. If the Company requests, the Employee will continue to perform his/her duties and may be paid his/her regular salary up to the date of termination. If the termination is without cause, the Company shall pay the Employee on the date of the termination a severance allowance of $100,000.00 less taxes and social security required to be withheld.

Without cause, the Employee may terminate employment upon 60 days' written notice to the Company. Employee may be required to perform his or her duties and will be paid the regular salary to date of termination but shall not receive severance allowance. Notwithstanding anything to the contrary contained in this agreement, the Company may terminate the Employee's employment, subject to the severance allowance described above, upon 30 days' notice to the Employee should any of the following events occur:

(a) The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers; or

(b) The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or

(c) The Company's decision to terminate its business and liquidate its assets; or

(d) The merger or consolidation of the Company with another company; or

(e) Bankruptcy or chapter 11 reorganization.

11. Death Benefit. Should Employee die during the term of employment, the Company shall pay to Employee's estate any compensation due through the end of the month in which death occurred.

12. Restriction on Post-Employment Compensation. For a period of one (1) year after the end of employment, the Employee shall not control, consult to or be employed by any business similar to that conducted by the company, either by soliciting any of its accounts or by operating within Employer's general trading area.

13. Assistance in Litigation. Employee shall upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment.

14. Effect of Prior Agreements. This Agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this agreement.

15. Settlement by Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflict of law principles.  All controversies, claims and matters of difference arising between the parties under this Agreement shall be submitted to binding arbitration in Palm Beach County, Florida under the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) from time to time in force (to the extent not in conflict with the provisions set forth herein).  This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction.  Notice of the demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA.  Once the arbitral tribunal has been constituted in full, a hearing shall be held and an award rendered as soon as practicable.  The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and the parties are not making progress toward a resolution.  In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations.  The parties shall have reasonable discovery rights as determined by the arbitration.  The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof.  The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne. In any arbitration, action, lawsuit or proceeding brought to enforce or interpret the provisions of this Agreement and/or arising out of or relating to any dispute between the parties, the prevailing party with respect to each specific issue in a matter shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which such party may be entitled.

16. Limited Effect of Waiver by Company. Should Company waive breach of any provision of this agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.

17. Severability. If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

18. Assumption of Agreement by Company's Successors and Assignees. The Company's rights and obligations under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.

19. Oral Modifications Not Binding. This instrument is the entire agreement of the Company and the Employee. Oral changes have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

Signed this 1st day of January 2012.

Ideal Restaurant Group, Inc.

Employee

/s/ Rudolph Southwell, Jr.

/s/ Rudolph Southwell, Jr.

By: Rudolph Southwell, Jr., President

Rudolph Southwell, Jr.